Exhibit 99.1
COMARCO REPORTS FISCAL 2010 FOURTH QUARTER AND
FULL YEAR FINANCIAL RESULTS
Fourth Quarter Revenue More Than Doubles to $9.3 Million
Fiscal 2010 Revenue Increases 95% to Record $26.4 Million
Conference Call Today at 4:30 p.m. Eastern Time
LAKE FOREST, Calif., May 3, 2010 — Comarco, Inc. (NASDAQ: CMRO) today announced its financial results for the fourth quarter and full fiscal year ended January 31, 2010. Revenue for the fourth quarter of fiscal 2010 was $9.3 million compared with $3.3 million for the fourth quarter of fiscal 2009. The Company reported a net loss from continuing operations of $4.3 million, or $(0.58) per share, for the recent fourth quarter compared with a net loss from continuing operations of $0.4 million, or $(0.05) per share, for the fourth quarter of the prior fiscal year. Excluding a $4.6 million accrual for the costs associated with the recent product recall, the Company reported net income from continuing operations for the recent fourth quarter of $347,000, or $0.05 per share.
As previously announced on April 30, 2010, in cooperation with the Consumer Products Safety Commission (CPSC), Comarco voluntarily initiated a recall of its Targus Universal Wall Power Adapters for Laptops sold during fiscal 2010. Included in the fourth quarter 2010 loss from continuing operations were accruals totaling $4.6 million related to estimates of the cost to repair and redistribute affected units, as well as other costs to be incurred by both Comarco and Targus in conjunction with the recall.
The Company reported a net loss of $3.5 million, or $0.48 per share, for the fiscal 2010 fourth quarter compared with net income of $3.2 million, or $0.44 per share, for the fourth quarter of the prior fiscal year. Included in the results for the fiscal 2009 fourth quarter was income from discontinued operations, net of tax, of $3.6 million. During the fourth quarter of 2009, we sold the Wireless Test Solutions (WTS) business to Ascom Holding AG.
Revenue for the full fiscal year totaled $26.4 million, a record, compared with $13.5 million in fiscal 2009. The Company reported a net loss from continuing operations of $8.2 million, or $(1.12) per share, for the recent fiscal year compared with a net loss from continuing operations of $9.7 million, or $(1.32) per share, for the prior fiscal year. Excluding the impact of the recall accrual, the net loss from continuing operations for the year was $3.6 million, or $(0.49) per share. The net loss for fiscal 2010 was $7.4 million, or $(1.01) per share, versus a net loss of $4.5 million, or $(0.61) per share, for fiscal 2009.
The Company had $10.1 million in cash and cash equivalents and borrowings against its credit facility in the amount of $1.0 million as of January 31, 2010.
“Fourth quarter and fiscal year 2010 revenue represented a record for the ChargeSource product line,” said Sam Inman, president and chief executive officer. “We have been very pleased with the response of our customers to our new products, which have been shipping to Targus and Lenovo since the second half of fiscal 2010.”
“We are disappointed by this situation that has put us and most regrettably, our customer Targus, through a recall,” Mr. Inman continued. “Neither Targus nor Comarco want this to distract us from the momentum we are seeing with our new Manhattan products.”

25541 Commercentre Drive Lake Forest, CA 92630	Office: (949) 599-7400	Fax: (949) 599-1415

“We continue to generate strong momentum for the new ChargeSource power adapters. The strategy we developed for ChargeSource back in 2009 is working well and we are making significant progress toward achieving the results that we targeted then. For fiscal 2011, we anticipate revenue growth in a range of 25% to 30% from fiscal 2010. We are optimistic about the outlook for our continued growth and improved bottom-line performance and we remain committed to enhancing shareholder value,” continued Mr. Inman.
Forward-Looking Information
This news release includes “forward-looking statements” that are subject to risks, uncertainties, and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements, including, but not limited to, our statements about having the resources necessary to pursue our plans and an anticipated rise in revenue and improved bottom-line. Forward-looking statements in this release are generally identified by words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “would,” and similar expressions that are intended to identify forward-looking statements. A number of important factors could cause our results to differ materially from those indicated by these forward-looking statements, including, among others, the impact of general economic and retail uncertainty and perceived or actual weakening of economic conditions on customers’ and prospective customers’ spending on our products and services; quarterly and seasonal fluctuations in our revenue or other operating results; fluctuations in the demand for our products and the fact that a significant portion of our revenue is derived from a limited number of customers; additional costs incurred related to our product recall; unexpected difficulties and delays associated with our efforts to obtain cost reductions and achieve higher sales volumes for our ChargeSource® products; failure to accurately forecast customer demand and the risk that our customers may cancel their orders, change production quantities or delay production; the fact that our products are complex and have short life cycles and the average selling prices of our products will likely decrease over their sales cycles; disruptions in our relationships with our suppliers; failure to meet financial expectations of analysts and investors, including failure from significant reductions in demand from earlier anticipated levels, risks related to market acceptance of our products and our ability to meet contractual and technical commitments with our customers; activities by us and others regarding protection of intellectual property; and competitors’ release of competitive products and other actions. Further information on potential factors that could affect our financial results are included in risks detailed from time to time in our Securities and Exchange Commission filings, including without limitation our annual report of Form 10-K for the year ended January 31, 2010.
Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither any other person nor we assume responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.
Earnings Conference Call
Comarco will host a conference call to discuss the financial results for the fiscal fourth quarter and full year ended January 31, 2010 and current corporate developments at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) today, May 3, 2010. The dial-in number to access the conference call is (877) 941-1466. A live Webcast will also be made available at www.comarco.com. A replay will be available approximately one hour after the call for 7 days following the call’s conclusion. To access the replay, dial (800) 406-7325 using passcode 4289324#. A Web archive will be made available at www.comarco.com following the call’s conclusion.

25541 Commercentre Drive Lake Forest, CA 92630	Office: (949) 599-7400	Fax: (949) 599-1415

About Comarco
Based in Lake Forest, Calif., Comarco is a leading provider of universal mobile power products used to power and charge notebook computers, mobile phones, and many other rechargeable mobile devices. The Company’s Web sites can be found at www.comarco.com and www.chargesource.com.

Company Contacts:		Investor Contact:
Sam Inman	Winston Hickman	Douglas Sherk/Jenifer Kirtland
President and CEO	VP and CFO	CEO/Senior Vice President
Comarco, Inc.	Comarco, Inc.	EVC Group, Inc.
(949) 599-7444	(949) 599-7446	(415) 896-6820
saminman@comarco.com	whickman@comarco.com	dsherk@evcgroup.com

25541 Commercentre Drive Lake Forest, CA 92630	Office: (949) 599-7400	Fax: (949) 599-1415

COMARCO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Year Ended
	January 31,		January 31,
	(Unaudited)		(A)
	2010	2009	2010	2009
Revenue	$9,272	$3,307	$26,425	$13,521
Cost of revenue	11,328	4,667	25,090	15,089

Gross profit (loss)	(2,056)	(1,360)	1,335	(1,568)
Selling, general and administrative expenses	2,050	645	6,576	8,776
Engineering and support expenses	855	736	3,715	2,843

	2,905	1,381	10,291	11,619

Operating loss	(4,961)	(2,741)	(8,956)	(13,187)
Other income (loss), net	(4)	7	(1)	113

Loss from continuing operations before income taxes	$(4,965)	$(2,734)	$(8,957)	$(13,074)
Income tax benefit	697	2,326	757	3,375

Net loss from continuing operations	$(4,268)	$(408)	$(8,200)	$(9,699)
Income from discontinued operations, net of tax	776	3,607	778	5,234

Net income (loss)	$(3,492)	$3,199	$(7,422)	$(4,465)

Basic and diluted income (loss) per share:
Net loss from continuing operations	$(0.58)	$(0.05)	$(1.12)	$(1.32)
Net income from discontinued operations	0.10	0.49	0.11	0.71

	$(0.48)	$0.44	$(1.01)	$(0.61)

Weighted average common shares outstanding:
Basic	7,327	7,327	7,327	7,327

Diluted	7,327	7,327	7,327	7,327

Common shares outstanding	7,327	7,327	7,327	7,327

(A)	Derived from the audited consolidated financial statements.

25541 Commercentre Drive Lake Forest, CA 92630	Office: (949) 599-7400	Fax: (949) 599-1415

COMARCO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	January 31,	January 31,
	2010(A)	2009 (A)
ASSETS

Current Assets:
Cash and cash equivalents	$10,127	$14,144
Accounts receivable, net	11,489	3,974
Inventory, net	935	1,232
Other current assets	280	862

Total current assets	22,831	20,212
Property and equipment, net	1,072	1,279
Restricted cash	—	77

	$23,903	$21,568

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$1,134	$1,501
Accrued liabilities	12,212	3,178
Line of credit	1,000	—

Total current liabilities	14,346	4,679
Tax liability	33	86
Deferred rent	63	182

Total liabilities	14,442	4,947

Stockholders’ equity	9,461	16,621

	$23,903	$21,568

(A)	Derived from the audited consolidated financial statements.

25541 Commercentre Drive Lake Forest, CA 92630	Office: (949) 599-7400	Fax: (949) 599-1415

COMARCO, INC.
NON-GAAP RESULTS
(In thousands, except per share data)
     The following table shows the Company’s non-GAAP results reconciled to the Generally Accepted Accounting Principles (“GAAP”) Condensed Consolidated Statements of Operations included on page 4 of this release. The Company’s non-GAAP results for the fiscal year ended January 31, 2010 do not include the accrual of $4.6 million related to the product recall announced on April 30, 2010.

	Three Months Ended		Year Ended
	January 31,		January 31,
	2010	2009	2010	2009
GAAP net loss from continuing operations	$(4,268)	$(408)	$(8,200)	$(9,699)
Product Recall Accrual:				—
Cost of revenue	3,954	—	3,954	—
Selling, general and administrative expenses	661	—	661	—
Engineering and support expenses	—	—	—	—
Income tax expense (benefit)	—	—	—	—

Non-GAAP net income (loss) from continuing operations	$347	$(408)	$(3,585)	$(9,699)

Non-GAAP net income (loss) per share from continuing operations:
Basic	$0.05	$(0.05)	$(0.49)	$(1.32)

Diluted	$0.05	$(0.05)	$(0.49)	$(1.32)

	Three Months Ended		Year Ended
	January 31,		January 31,
	2010	2009	2010	2009
GAAP Gross profit (loss)	$(2,056)	$(1,360)	$1,335	$(1,568)
Product Recall Accrual:
Cost of revenue adjustment	3,954	—	3,954	—

Non-GAAP Gross profit (loss)	$1,898	$(1,360)	$5,289	$(1,568)

Non-GAAP Gross margin	20%	(41%)	20%	(12%)

	Three Months Ended		Year Ended
	January 31,		January 31,
	2010	2009	2010	2009
GAAP Operating expenses	$2,905	$1,381	$10,291	$11,619
Product Recall Accrual:				—
SG&A Adjustment	(661)	—	(661)	—

Non-GAAP Operating expenses	$2,244	$1,381	$9,630	$11,619

Note:	The above results do not reflect GAAP, but are supplied to provide a meaningful operating comparison to results for the same periods of the prior fiscal year.

25541 Commercentre Drive Lake Forest, CA 92630	Office: (949) 599-7400	Fax: (949) 599-1415